Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)___

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
41-1973763
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesotta (Address of principal executive offices)	55402 (Zip Code)
Beverly A. Freeney
U.S. Bank National Association
100 Wall Street, Suite 1600
New York, NY 10005
Telephone (212) 361-2893
(Name, address and telephone number of agent for service)
National Rural Utilities Cooperative Finance Corporation
(Exact name of obligor as specified in its charter)

District of Columbia (State or other jurisdiction of incorporation or organization)	52-0891-669 (I. R. S. Employer Identification No.)

2201 Cooperative Way Herndon, Virginia (Address of principal executive offices)	20171 (Zip Code)

Senior Debt Securities
Subordinated Debt Securities

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject. Comptroller of the Currency Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers. Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None
USE ONE OF FOLLOWING RESPONSES ONLY

Items 3-15.
The Trustee is a Trustee under other Indentures under which securities issued by the obligor are outstanding. There is not and there has not been a default with respect to the securities outstanding under other such Indentures.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility.
1.	A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 of Form T-1, Document 6 of Registration No. 333-84320.

2.	A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 of Form T-1, Document 6 of Registration No. 333-84320.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 of Form T-1, Document 6 of Registration No. 333-84320.

4.	A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of Form T-1, Document 6 of Registration No. 333-113995.

5.	Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Document 6 of Registration No. 333-84320.

7.	Report of Condition of the Trustee as of September 30, 2008, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

8.	Not applicable.

9.	Not applicable.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 21st day of November, 2008.

U.S. BANK NATIONAL ASSOCIATION
By: /s/ Beverly A. Freeney

Name: Beverly A. Freeney
Title: Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 9/30/2008

($OOO’s)

9/30/2008
Assets
Cash and Balances Due From Depository Institutions	$7,232,911
Securities	36,927,854
Federal Funds	3,517,817
Loans & Lease Financing Receivables	165,651,532
Fixed Assets	3,030,773
Intangible Assets	12,172,606
Other Assets	14,063,317

Total Assets	$242,596,810

Liabilities
Deposits	$147,640,677
Fed Funds	13,500,584
Treasury Demand Notes	0
Trading Liabilities	488,249
Other Borrowed Money	43,752,578
Acceptances	0
Subordinated Notes and Debentures	7,379,967
Other Liabilities	6,540,570

Total Liabilities	$219,302,625

Equity
Minority Interest in Subsidiaries	$1,679,593
Common and Preferred Stock	18,200
Surplus	12,057,621
Undivided Profits	9,538,771

Total Equity Capital	$23,294,185

Total Liabilities and Equity Capital	$242,596,810

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.
U.S. Bank National Association
By: /s/ Beverly A. Freeney
            Vice President
Date: November 21, 2008

Exhibit 7

U.S. Bank Trust National Association
Statement of Financial Condition
As of 12/31/2003

($000’s)

12/31/2003
Assets
Cash and Due From Depository Institutions	$380,701
Fixed Assets	652
Intangible Assets	116,064
Other Assets	28,259

Total Assets	$525,676
Liabilities
Other Liabilities	$16,117

Total Liabilities	$16,117
Equity
Common and Preferred Stock	$1,000
Surplus	505,932
Undivided Profits	2,627

Total Equity Capital	$509,559
Total Liabilities and Equity Capital	$525,676

To the best of the undersigned’s determination, as of this date the above financial information is true and correct.

U.S. Bank Trust National Association

By:      /s/ JEAN CLARKE
Name: Jean Clarke
Title:   Vice President

Date: April 27, 2004

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